ARMOUR RESIDENTIAL REIT, INC. ANNOUNCES
MARCH 31, 2021 FINANCIAL POSITION AND Q1 RESULTS

VERO BEACH, Florida -- April 21, 2021 -- ARMOUR Residential REIT, Inc. (NYSE: ARR and ARR PRC) (“ARMOUR” or the “Company”) today announced the Company's March 31, 2021 financial position and Q1 results.
March 31, 2021 Financial Position
◦ARMOUR's stockholders' equity totaled $1,027 million, including:
▪Common stock outstanding of 69,749,026 shares, and
▪7.00% Cumulative Redeemable Preferred C Stock ("Series C Preferred Stock") with liquidation preference totaling approximately $163 million.
◦ARMOUR's book value per common share was $12.40 per share.
◦ARMOUR's liquidity, including cash and unencumbered agency and U.S. government securities, was $687 million.
◦ARMOUR's portfolio composition was 100% Agency MBS, including To Be Announced ("TBA") Securities.
◦ARMOUR's debt to equity ratio was 4.2 to 1 (based on repurchase agreements divided by stockholders’ equity). Leverage, including TBA Securities, was approximately 7.1 to 1.

Q1 2021 Highlights
◦ARMOUR Comprehensive Income of $29.1 million, or $0.40 per common share, which represents an annualized return of 12% based on stockholders' equity at the beginning of the quarter.
◦ARMOUR Core Income of $17.7 million which represents $0.23 per common share.
◦ARMOUR paid common stock dividends of $0.10 per share per month.

The major drivers of the change in the Company's financial position during Q1 were:

Q1 2021
(in millions)
Stockholders' Equity – Beginning	$938.3
Comprehensive Income (1)
Loss on MBS including TBA Securities	(161.3)
Gain on interest rate swaps	182.4
Net Interest Income	16.1
Operating Expenses, net of Fee Waiver (2)	(8.1)
Total Comprehensive Income	29.1

Capital Activities
Issuance of Series C Preferred Stock	28.2
Issuance of Common Stock	54.2
Dividends	(22.5)
Stockholders' Equity – Ending	$1,027.3
(1) Includes both realized and unrealized gains and losses.
(2) See discussion on page 2.

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ARMOUR Residential REIT, Inc. Announces March 31, 2021 Financial Position and Q1 Results

April 21, 2021

As previously reported, for Q1 2021, the Company’s external manager waived $2.4 million of its management fee to offset operating expenses. On April 20, 2021, the Company’s external manager notified ARMOUR that it intended to adjust the fee waiver to the rate of $2.1 million for the second quarter of 2021 and $0.7 million per month thereafter until further notice.

Condensed balance sheet information:	March 31, 2021
(in millions)
Assets
Cash	$278
Cash collateral posted to counterparties	53
Investments in securities, at fair value:
Agency Securities	4,318
Receivable for unsettled sales	359
Derivatives, at fair value	216
Accrued interest receivable	11
Prepaid and other	9
Subordinated loan to BUCKLER	105
Total Assets	$5,349

Liabilities:
Repurchase agreements	$3,811
Cash collateral posted by counterparties	165
Payable for unsettled purchases	296
Derivatives, at fair value	45
Accrued interest payable- repurchase agreements	1
Accounts payable and other accrued expenses	4
Total Liabilities	4,322

Stockholders’ Equity:
Additional paid-in capital	3,115
Accumulated deficit	(2,225)
Accumulated other comprehensive income	137
Total Stockholders’ Equity	$1,027
Total Liabilities and Stockholders’ Equity	$5,349
Core Income, Including Drop Income
Core Income (defined in more detail below) is a non-GAAP measure defined as net interest income plus Drop Income minus hedging costs and net operating expenses. Core Income differs from GAAP total comprehensive income, which include gains and losses and market value adjustments as described below.

For a portion of its Agency Securities the Company may enter into TBA forward contracts for the purchase or sale of Agency Securities at a predetermined price, face amount, issuer, coupon and stated maturity on an agreed-upon future date, but the particular Agency Securities to be delivered are not identified until shortly before the TBA settlement date. The Company accounts for TBA Agency Securities as derivative instruments if it is reasonably possible that it will not take or make physical delivery of the Agency Securities upon settlement of the contract. The Company may choose, prior to settlement, to move the settlement of these securities out to a later date by entering into an offsetting short or long position (referred to as a “pair off”), net settling the paired off positions for cash, and simultaneously purchasing or selling a similar TBA Agency Security for a later settlement date. This transaction is commonly referred to as a “dollar roll.” The Company accounts for TBA dollar roll transactions as a series of derivative transactions.

Forward settling TBA contracts typically trade at a discount, or “Drop,” to the regular settled TBA contract to reflect the expected interest income on the underlying deliverable Agency Securities, net of an implied financing cost, which would have
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ARMOUR Residential REIT, Inc. Announces March 31, 2021 Financial Position and Q1 Results

April 21, 2021
been earned by the buyer if the contract settled on the next regular settlement date. When the Company enters into TBA contracts to buy Agency Securities for forward settlement, it earns this “Drop Income,” because the TBA contract is essentially a leveraged investment in the underlying Agency Securities. The amount of Drop Income is calculated as the difference between the spot price of similar TBA contracts for regular settlement and the forward settlement price on the trade date. The Company generally accounts for TBA contracts as derivatives and Drop Income is included as part of the periodic changes in fair value of the TBA contracts that the Company recognizes currently in the Other Income (Loss) section of its Consolidated Statement of Operations.

Regulation G Reconciliation
Core Income, including Drop income, excludes gains or losses from securities sales and early termination of derivatives, market value adjustments (including impairments) and certain non-recurring expenses. The Company believes that Core Income is useful to investors because it is related to the amount of dividends the Company may distribute. However, because Core Income is an incomplete measure of the Company’s financial performance and involves differences from total comprehensive income (loss) computed in accordance with GAAP, Core Income should be considered as supplementary to, and not as a substitute for, the Company’s total comprehensive income (loss) computed in accordance with GAAP as a measure of the Company’s financial performance.

The elements of ARMOUR’s Core Income and a reconciliation of that Core Income to the Company’s Total Comprehensive Income appears below:

Q1 2021 (unaudited)
(in millions)
Net Interest Income	$16.1
Drop Income	13.3
Less: Hedging Costs	(3.6)
Operating Expenses, net of Fee Waiver	(8.1)
Core Income	$17.7
Less dividends on Preferred Stock	(2.5)
Core Income available to common stockholders	$15.2
Core Income per Common Share	$0.23

Core Income	$17.7
Gains (losses):
MBS	(97.5)
TBA Securities	(77.1)
Interest Rate Hedges	186.0
Total Comprehensive Income	$29.1
Company Update
At the close of business on April 19, 2021:
◦Common stock outstanding of 71,244,026 shares, Series C Preferred Stock with liquidation preference totaling approximately $171 million.
◦Book value per Common share was estimated to be $12.15.
◦ARMOUR's liquidity, including cash and unencumbered securities, exceeded $675 million.
◦ARMOUR's securities portfolio included approximately $7.7 billion of Agency MBS (including TBA Securities).
◦ARMOUR's debt to equity ratio (based on repurchase agreements divided by stockholders' equity) was approximately 3.6 to 1. Leverage, including TBA Securities was approximately 6.9 to 1.

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ARMOUR Residential REIT, Inc. Announces March 31, 2021 Financial Position and Q1 Results

April 21, 2021
COVID-19 Pandemic
The COVID-19 pandemic continues to have a real-time impact on all business sectors. The extent of the ultimate impact of the COVID-19 pandemic on the Company's operational and financial performance will depend on various developments, including the duration of the outbreak and the spread of the virus and the federal government's and states' future responses to the virus, which cannot be reasonably predicted at this time. While the Company is not able to estimate the future impact of the COVID-19 pandemic at this time, it could continue to materially affect the Company’s future financial and operational results.

Dividends
ARMOUR paid monthly cash dividends of $0.10 per share of the Company’s common stock for each month in Q1 2021. ARMOUR previously announced the April and May common stock dividends of $0.10 per share payable April 29, 2021 and May 27, 2021 to holders of record on April 15, 2021 and May 17, 2021, respectively. ARMOUR’s Board of Directors will determine future common dividend rates based on an evaluation of the Company’s results, financial position, real estate investment trust (“REIT”) tax requirements, and overall market conditions as the quarter progresses. In order to maintain ARMOUR’s tax status as a REIT, the Company is required to timely distribute substantially all of its ordinary REIT taxable income for the tax year.

ARMOUR paid monthly cash dividends of $0.14583 per share of the Company’s Series C Preferred Stock for each month in Q1 2021. ARMOUR previously announced monthly dividends on its Series C Preferred Stock at the rate of $0.14583 per share to holders of record on April 15, 2021, May 15, 2021 and June 15, 2021, payable on April 27, 2021, May 27, 2021 and June 28, 2021, respectively.

Conference Call
As previously announced, the Company will provide an online, real-time webcast of its conference call with equity analysts covering Q1 2021 operating results on Thursday, April 22, 2021, at 8:30 a.m. (Eastern Time). The live broadcast will be available online and can be accessed at https://www.webcaster4.com/Webcast/Page/896/40725. To monitor the live webcast, please visit the website at least 15 minutes prior to the start of the call to register, download, and install any necessary audio software. An online replay of the event will be available on the Company’s website at www.armourreit.com and continue for one year.

ARMOUR Residential REIT, Inc.
ARMOUR invests exclusively in fixed rate residential, adjustable rate and hybrid adjustable rate residential mortgage-backed securities issued or guaranteed by U.S. Government-sponsored enterprises or guaranteed by the Government National Mortgage Association. ARMOUR is externally managed and advised by ARMOUR Capital Management LP, an investment advisor registered with the Securities and Exchange Commission (“SEC”).

Safe Harbor
This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Additional information concerning these, and other risk factors are contained in the Company’s most recent filings with the SEC. All subsequent written and oral forward-looking statements concerning the Company are expressly qualified in their entirety by the cautionary statements above. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.
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ARMOUR Residential REIT, Inc. Announces March 31, 2021 Financial Position and Q1 Results

April 21, 2021
Additional Information and Where to Find It
Investors, security holders and other interested persons may find ARMOUR's most recent Company Update and additional information regarding the Company at the SEC’s internet site at www.sec.gov, or the Company website at www.armourreit.com or by directing requests to: ARMOUR Residential REIT, Inc., 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963, Attention: Investor Relations.

CONTACT:     investors@armourreit.com
James R. Mountain
Chief Financial Officer
ARMOUR Residential REIT, Inc.
(772) 617-4340
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